EXHIBIT 99.1

                       [GRANT PRIDECO LOGO APPEARS HERE]


(a)      FOR IMMEDIATE RELEASE


INVESTOR RELATIONS CONTACTS:                                     MEDIA CONTACT:
Jay M. Mitchell                                                      John Beltz
Director of Finance and Investor Relations          VP Marketing Communications
(832) 681-8558                                                   (832) 681-8502
jay.mitchell@grantprideco.com                       john.beltz@grantprideco.com

Louis A. Raspino
Sr. Vice President and CFO
(832) 681-8507
louis.raspino@grantprideco.com



                  GRANT PRIDECO REPORTS FIRST QUARTER EARNINGS

HOUSTON, TEXAS, May 2, 2003 - Grant Prideco, Inc. (NYSE:GRP) today announced first quarter 2003 net income of $4.0 million ($0.03 per share) on revenues of $190.5 million. These results compare to a net loss of $0.3 million ($0.00 per share) on revenues of $156.9 million in the fourth quarter of 2002 and net income of $1.1 million ($0.01 per share) on revenues of $152.1 million in last year's first quarter.

Included in the above results are several non-recurring, after-tax items. The first quarter of 2003 included transition costs of $1.7 million related to the ReedHycalog acquisition completed on December 20, 2002, and a gain on the sale of an industrial subsidiary of $0.8 million. Included in the fourth quarter of 2002 are expenses of $2.0 million related to the ReedHycalog acquisition that were not capitalized as part of the purchase price. Included in the first quarter of 2002 is a $6.4 million goodwill impairment charge related to the adoption of Financial Accounting Standards Board's SFAS No. 142, "Goodwill and Other Intangible Assets." Excluding these items, first quarter 2003 net income was $4.9 million ($0.04 per share), as compared to fourth quarter 2002 net income of $1.7 million ($0.01 per share) and first quarter 2002 net income of $7.6 million ($0.07 per share). The $33.6 million sequential increase in revenues primarily resulted from $48.0 million of incremental revenues related to ReedHycalog and a $2.4 million increase at the Tubular Technology and Services segment, partially offset by a $7.9 million decrease at the Drilling Products and Services segment and a $7.5 million decrease at the Marine Products and Services segment.

Consolidated operating income of $17.0 million in the first quarter of 2003 included $1.5 million of ReedHycalog transition costs. (The remaining portion of the transition costs are included in other expense.) Excluding these costs, operating income was $18.5 million in the first quarter of 2003, up $8.6 million sequentially and flat compared to last year's first quarter. On the same basis, operating income margin of 10% is up from 6% sequentially and compares to 12% in last year's first quarter.

SEGMENT RESULTS

DRILLING PRODUCTS AND SERVICES

Revenues in the Drilling Products and Services segment totaled $64.6 million in the first quarter of 2003, compared to $72.5 million sequentially and $78.8 million in last year's first quarter. The sequential revenue decrease is primarily attributable to a decline in drill pipe footage sold, which was 1.3 million feet in the current quarter compared to 1.6 million feet in the fourth quarter of last year.

Year-over-year, drill pipe footage sold was essentially flat. This primarily reflects the decline in the North American drill pipe market, offset by additional volume from the Chinese acquisition completed in last year's second quarter. On these flat year-over-year volumes, the decrease in revenues relates to a change in product mix toward the Chinese market, and certain international markets where small diameter, non-premium product usage is prevalent.

Operating income in the first quarter of 2003 was $8.9 million, compared to $10.8 million sequentially and $21.3 million in last year's first quarter. The first quarter 2003 operating income margin of 14% compares to 15% sequentially and 27% in last year's quarter. The year-over-year decrease in margin reflects the unfavorable shift in product mix, and less absorption of overhead costs due to lower production at our facilities other than China.

REEDHYCALOG(TM)

 (i)

ReedHycalog, which was acquired on December 20, 2002, reported revenues of $53.2 million in the first quarter of 2003, which was essentially flat with last year's first quarter. North American revenues increased approximately 13% over last year's first quarter, which were offset by declines primarily in Latin America and the Middle East.

Excluding $1.5 million of transition costs related to the integration of ReedHycalog, operating income in the first quarter of 2003 was $11.2 million, and the operating income margin was 21%.


TUBULAR TECHNOLOGY AND SERVICES

     Revenues for the Tubular Technology and Services segment in the first quarter of 2003 were $49.3 million, compared to $46.9 million sequentially and $53.2 million in last year's first quarter.

Operating income was $2.8 million in the first quarter of 2003 compared to a loss of $2.0 million sequentially and income of $2.9 million in last year's first quarter. The operating income margin of 6% in the first quarter of 2003 compares to a loss of 4% sequentially and income of 5% in last year's first quarter. The first quarter of 2003 results were impacted by favorable product mix and improved operating efficiencies.

MARINE PRODUCTS AND SERVICES

     Revenues for the Marine Products and Services segment in the first quarter of 2003 were $18.3 million, compared to $25.8 million sequentially and $12.9 million in last year's first quarter. The sequential decrease is primarily attributable to seasonality and volatility in project-related revenue at XL Systems. The year-over-year increase in revenues is due to the purchase of Rotator in the second quarter of 2002 and a 17% increase in sales at XL Systems.

     Operating income of $0.2 million in the first quarter of 2003 compares to $3.9 million sequentially and a loss of $0.3 million in last year's first quarter.

 (ii)

     (iii) Capital Spending and Debt


     Capital expenditures for the first quarter of 2003 totaled $10.5 million, compared to $11.3 million sequentially and $10.4 million in last year's fourth quarter.

     Total debt at March 31, 2003 was $464.5 million, down $31.0 million from December 31, 2002.

OUTLOOK

     The Company's President and Chief Executive Officer, Michael McShane, commented, "While demand for drill pipe and premium tubular products has remained depressed, improved efficiencies, coupled with benefits from the acquisition of ReedHycalog, led to improved earnings performance in our first quarter. We are particularly pleased with the first full quarter results from ReedHycalog, where revenue and earnings were strong, significant progress was made on transition issues, and market acceptance of our new TReX(TM) cutter technology continued to be impressive. Approximately 60% of new fixed-cutter bit orders are specifying these premium cutters due to increased wear life.

     "At the Tubular Technology and Services segment, our efforts to improve operating efficiencies and reduce overhead are beginning to result in improved operating margins. All business units within this division realized improvements in operating income with only a modest overall increase in revenues.

     "Looking forward, we continue to believe demand for North American drilling products will gradually strengthen in the second half of 2003, as drilling activity increases and excess drill pipe inventories are consumed. In addition, we anticipate improvements in the performance of our other business units due to market conditions and our focus on improving operating efficiencies. Therefore, we expect continued earnings growth throughout 2003."

     Grant Prideco (http://www.grantprideco.com), headquartered in Houston, Texas, is the world leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit technology, manufacturing, sales and service; a leading provider of high-performance engineered connections and premium tubulars in North America; and a provider of a variety of products, services and technological solutions to offshore markets worldwide.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Grant Prideco's prospects for its operations and future demand for its products and services, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Grant Prideco, Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, include the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of Grant Prideco's products, expectations for increased North American drilling activity and rig count increases, Grant Prideco's ability to assimilate ReedHycalog's operations and maintain and increase its market share, expectations relating to Grant Prideco's ability to maintain and increase pricing in its various product lines, foreign currency issues, impact of geo-political and other events affecting international markets and trade, Grant Prideco's ability to remain on the leading edge of technology in its products, the impact of international and domestic trade laws, unforeseen or unexpected litigation or claims, manufacturing difficulties and disruptions, and Grant Prideco's assumptions relating thereto. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respects from those currently anticipated and reflected in Grant Prideco's forward-looking statements.

                               GRANT PRIDECO, INC.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  THREE MONTHS ENDED
                                                                                       MARCH 31,
                                                                                 2002           2003
                                                                              ---------      ----------
   REVENUES...............................................................    $ 152,051      $ 190,482
                                                                              ---------      ---------

   COSTS AND EXPENSES:
     Cost of Sales........................................................      116,111        130,978
     Sales and Marketing .................................................        5,831         22,523
     General and Administrative...........................................       13,359         16,876
     Research and Engineering.............................................          633          3,738
                                                                              ---------      ---------
                                                                                135,934        174,115

   EQUITY INCOME IN UNCONSOLIDATED AFFILIATES.............................        2,356            634
                                                                              ---------      ---------

   OPERATING INCOME.......................................................       18,473         17,001
                                                                              ---------      ---------

   OTHER INCOME (EXPENSE):
     Interest Expense.....................................................       (6,175)       (11,008)
     Other, Net...........................................................         (105)         1,170
                                                                              ---------      ---------
                                                                                 (6,280)        (9,838)
                                                                              ---------      ---------
   INCOME BEFORE INCOME TAXES.............................................       12,193          7,163
   INCOME TAX PROVISION...................................................       (4,024)        (2,471)
                                                                              ---------      ----------
   NET INCOME BEFORE MINORITY INTEREST....................................        8,169          4,692
   MINORITY INTEREST......................................................         (609)          (658)
                                                                              ---------      ---------
   NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE...............
                                                                                  7,560          4,034
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX.....................       (6,412)             -
                                                                              ---------      ---------
   NET INCOME.............................................................    $   1,148      $   4,034
                                                                              =========      =========

   BASIC NET INCOME PER SHARE:
     Basic net income before cumulative effect of accounting change.......    $    0.07      $    0.03
     Cumulative effect of accounting change...............................        (0.06)             -
                                                                              ---------      ---------
     Net income...........................................................    $    0.01      $    0.03
                                                                              =========      =========
     Basic weighted average shares outstanding............................      109,885        121,377
                                                                              =========      =========

   DILUTED NET INCOME PER SHARE:
     Diluted net income before cumulative effect of accounting change.....    $    0.07      $    0.03
     Cumulative effect of accounting change...............................        (0.06)             -
                                                                              ---------      ---------
     Net income...........................................................    $    0.01      $    0.03
                                                                              =========      =========
     Diluted weighted average shares outstanding..........................      111,711        122,977
                                                                              =========      =========

   OTHER DATA:
     EBITDA (a)...........................................................   $   25,978     $   27,927
     Depreciation and Amortization........................................        7,505         10,926
     Cash Provided by Operating Activities................................       36,300         36,916
     Cash Used in Investing Activities....................................       (7,189)        (7,717)
     Cash Used in Financing Activities....................................      (14,394)       (31,779)
     Capital Expenditures (b).............................................       10,357         10,490

                                                                            DECEMBER 31,       MARCH 31,
                                                                                2002             2003
                                                                            ------------      ------------
                                                                                              (UNAUDITED)
     BALANCE SHEET DATA:

       Total Assets.......................................................   $  1,315,349      $  1,287,573
       Total Debt.........................................................        495,503           464,463
       Total Liabilities..................................................        726,477           697,890
       Stockholders' Equity...............................................        588,872           589,683


     Backlog at Period Ended .............................................   $     87,176      $    107,078

-----------

(a) We calculate EBITDA by taking operating income (loss) and adding back depreciation and amortization. EBITDA is presented herein because it enhances an investor's understanding of our ability to satisfy principal and interest obligations with respect to our indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used for internal analysis. Calculations of EBITDA should not be viewed as a substitute to calculations under U.S. GAAP, in particular operating income and net income. In addition, EBITDA calculations by one company may not be comparable to another company. Our EBITDA calculation for the periods presented are as follows (in thousands):

                                                                                     MARCH 31,
                                                                             -------------------------
                                                                                 2002          2003
                                                                             -------------------------
         Operating Income................................................    $  18,473     $  17,001
       Plus:
         Depreciation and Amortization...................................        7,505        10,926
                                                                             ---------     ---------
       EBITDA............................................................    $  25,978     $  27,927
                                                                             =========     =========

(b) Capital expenditures for property, plant, and equipment exclude the costs related to acquisitions of businesses.


     1) RECONCILIATION OF GAAP RESULTS

         The following tables reconcile reported GAAP results referenced in this press release (in thousands, except per share data and percentages):

                                                              THREE MONTHS ENDED
                                 ---------------------------------------------------------------------------
                                          MARCH 31, 2003        DECEMBER 31, 2002           MARCH 31, 2002
                                               DILUTED EPS              DILUTED EPS              DILUTED EPS
                                               -----------              -----------              -----------
   (UNAUDITED)

   Reported Net Income (Loss).......  $ 4,034  $      0.03   $  (338)   $      0.00    $ 1,148   $      0.01
   Gain on  Sale of  Industrial
     Subsidiary.....................     (855)       (0.00)       --             --         --            --
   ReedHycalog Transition Costs.....    1,728         0.01        --             --         --            --
   ReedHycalog Acquisition Expenses.       --           --     2,001           0.01         --            --
   Goodwill Impairment Charge.......       --           --        --             --         --            --
                                      -------  -----------    ------    -----------    -------    ----------
   Adjusted Net Income (Loss).......  $ 4,907  $      0.04   $ 1,663    $      0.01    $ 7,560    $     0.07
                                      =======  ===========   =======    ===========    =======    ==========


                                                     THREE MONTHS ENDED MARCH 31, 2003
                                                     ----------------------------------

           (UNAUDITED)                               CONSOLIDATED           REEDHYCALOG
                                                                MARGIN                MARGIN
           Reported Operating Income..............  $  17,001      9%      $   9,715       18%
           ReedHycalog Transition Costs Included
              in Operating Income.................      1,523      1%          1,523        3%
                                                     --------     --       ---------       ---
           Adjusted Operating Income..............  $  18,524     10%      $  11,238       21%
                                                    =========     ===     ==========       ===

                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                THREE MONTHS ENDED MARCH 31,
                                                ----------------------------
                                                    2002            2003
                                                ----------------------------
REVENUES:
Drilling Products and Services                  $   78,816       $   64,597
ReedHycalog                                             --           53,254
Tublaur Technology and Services                     53,193           49,298
Marine Products and Services                        12,915           18,341
Other                                                7,127            4,992
                                                ----------       ----------
                                                $  152,051       $  190,482
                                                ==========       ==========

OPERATING INCOME (LOSS):
Drilling Products and Services                  $   21,312       $    8,867
ReedHycalog                                             --            9,715
Tublaur Technology and Services                      2,902            2,782
Marine Products and Services                          (304)             241
Other                                                 (968)            (314)
Corporate                                           (4,469)          (4,290)
                                                ----------       ----------
                                                $   18,473       $   17,001
                                                ==========       ==========

DEPRECIATION AND AMORTIZATION:
Drilling Products and Services                  $    3,028       $    3,533
ReedHycalog                                             --            2,592
Tublaur Technology and Services                      2,993            2,880
Marine Products and Services                           873            1,098
Other                                                  438              523
Corporate                                              173              300
                                                ----------       ----------
                                                $    7,505       $   10,926
                                                ==========       ==========

CAPITAL EXPENDITURES FOR PROPERTY,
  PLANT AND EQUIPMENT:
Drilling Products and Services                  $    4,077       $    6,419
ReedHycalog                                             --              792
Tublaur Technology and Services                      2,518            1,099
Marine Products and Services                         1,051            1,267
Other                                                  530               --
Corporate                                            2,181              913
                                                ----------       ----------
                                                $   10,357       $   10,490
                                                ==========       ==========


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